Exhibit 10.7

VOTING AGREEMENT AND IRREVOCABLE PROXY

THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is effective as of September 1, 2012, by and among GWire Corporation, a Utah corporation (the “Corporation”), and each of Andrew Ball (“Ball”), David Lee (“Lee”) and ActiveCare, Inc., a Delaware corporation (“ActiveCare” and, with each of Ball and Lee, a “Shareholder”.

WHEREAS, Ball, Lee and ActiveCare are the holders of all of the issued and outstanding shares of the Common Stock of the Corporation (the “Shares”);

WHEREAS, Ball and Lee are the holders of a majority of the issued and outstanding member interests (the “GWO Interests”) of Green Wire Outsourcing, LLC, a Utah limited liability company (“GWO”);

WHEREAS, in order to insure the management of the Corporation in the interest of all of the shareholders and as a material inducement and condition to the Corporation issuing shares of its capital stock to the Shareholders, the Shareholders have agreed to enter into this Agreement; and

WHEREAS, the parties hereto are entering into this Agreement in accordance with Sections 722 and 731 of the Utah Revised Business Corporation Act;

NOW, THEREFORE, in consideration of covenants, conditions and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Representations and Warranties.  Ball and Lee (each a “Shareholder”), and each of them individually and not jointly or severally, hereby represents and warrants to ActiveCare and the Corporation as follows:

(a)           This Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, such Shareholder, enforceable against such Shareholder in accordance with its terms.

(b)           The execution and delivery of this Agreement will not violate or result in a default under or conflict with any agreement, indenture, mortgage, note, bond, lease or other contract or instrument to which such Shareholder is a party.

(c)           The Shares owned by such Shareholder and the certificates representing such Shares, if any, are now and at all times during the term hereof shall be held by such Shareholder, free and clear of any and all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever which would interfere with the voting of such Shares or the granting of any proxy, except for any such encumbrances or proxies arising hereunder.

2.           Voting Agreement.

(a)           Each Shareholder covenants and agrees that, during the term of this Agreement, at any and all meetings of shareholders of the Corporation, or at any adjournment thereof or in any other circumstances upon which a vote, consent (including written consents), agreement or other approval is sought, such Shareholder shall vote (or cause to be voted) all of the Shares and the GWO Interests owned by such Shareholder and shall otherwise consent or agree in such manner as may be directed by David G. Derrick, President and CEO of ActiveCare, in his sole and absolute discretion, including without limitation to elect individuals to the Corporation’s Board of Directors or GWO’s board of managers (whether at any annual election of the Board of Directors, in connection with filling any vacancy as a result of any termination, removal or resignation of any member of the Board of Directors of the Corporation or any manager or member of the board of managers of GWO or otherwise) as designated by David G. Derrick. It is agreed that initially, Lee shall be appointed to the Corporation’s Board of Directors and shall serve for one (1) year, to be succeeded by Ball and that they shall alternate thereafter for one-year terms during the effectiveness of this Agreement.

(b)           In the event that David G. Derrick is unable or unwilling to provide the direction or designation contemplated by this Section 2, then in such event each Shareholder covenants and agrees that, during the term of this Agreement, at any and all meetings of shareholders of the Corporation, or at any adjournment thereof or in any other circumstances upon which a vote, consent (including written consents), agreement or other approval is sought, such Shareholder shall vote (or cause to be voted) all of the Shares and GWO Interests owned by such Shareholder and shall otherwise consent or agree in such manner as may be directed by Michael G. Acton in his sole and absolute discretion, including without limitation to elect individuals to the Corporation’s Board of Directors or GWO’s board of managers (whether at any annual election of the Board of Directors, in connection with filling any vacancy as a result of any termination, removal or resignation of any member of the Board of Directors of the Corporation or any manager or member of the board of managers of GWO or otherwise) as designated by Michael G. Acton.

(c)           In the event that both David G. Derrick and Michael G. Acton are unable or unwilling to provide the direction or designation contemplated by this Section 2, then in such event the Shares and GWO Interests shall be voted as directed by the Board of Directors of ActiveCare, acting by majority of such Board.

(d)           Each Shareholder, as a holder of Shares and GWO Interests, shall be present in person or by proxy at all meetings of shareholders of the Corporation and GWO so that all Shares and GWO Interests are counted for purposes of determining the presence of a quorum at such meeting.

3.           Covenants. Each Shareholder hereby covenants and agrees that prior to the termination of this Agreement, such Shareholder shall not without the prior written consent of the Corporation and Shareholders holding a majority of the Corporation’s outstanding Common Stock (a) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, transfer, encumbrance or other form of disposition of any kind or nature whatsoever) any of the Shares owned by such Shareholder or any interest therein or enter into any contract, option or other arrangement or understanding with respect to any such transfer; (b) grant any proxy, power of attorney or other authorization in or with respect to any of the Shares owned by such Shareholder; (c) deposit any of the Shares owned by such Shareholder into any voting trust or enter into any voting agreement or other understanding or arrangement with respect to such Shares; or (d) take any other action which would make any representations or warranties of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing his or her obligations under this Agreement.

Each of Ball and Lee hereby covenants and agrees that prior to the termination of this Agreement, he shall not without the prior written consent of ActiveCare (a) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, transfer, encumbrance or other form of disposition of any kind or nature whatsoever) any of the GWO Interests owned by him or any interest therein or enter into any contract, option or other arrangement or understanding with respect to any such transfer; (b) grant any proxy, power of attorney or other authorization in or with respect to any of the GWO Interests owned by him; (c) deposit any of the GWO Interests owned by him into any voting trust or enter into any voting agreement or other understanding or arrangement with respect to such GWO Interests; or (d) take any other action which would make any representations or warranties of his contained herein untrue or incorrect or have the effect of preventing or disabling him from performing his obligations under this Agreement.

4.           Grant of Irrevocable Proxy; Appointment of Proxy. In furtherance of Section 2 hereof:

(a)           Each Shareholder hereby irrevocably grants to, and appoints the following person as the Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all of the Shares and GWO Interests owned by such Shareholder at any meeting of the shareholders of the Corporation or any meeting of the members of GWO, or at any adjournment thereof or in any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought, as set forth in Section 2 hereof:  (i) David G. Derrick, or (ii) if David G. Derrick is unable or unwilling to act as such proxy and attorney-in-fact, then Michael G. Acton, or (iii) if both David G. Derrick and Michael G. Acton are unable or unwilling to act as such proxy and attorney-in-fact, then to the Board of Directors of ActiveCare, acting by majority of such Board.

(b)           Such attorney-in-fact may evidence the taking of any action, giving of any consent or the voting of such Shares or GWO Interests by the execution of any document or instrument for such purpose in the name of such Shareholder.

(c)           Each Shareholder hereby represents that any proxies given in respect of the Shares or GWO Interests owned by such Shareholder prior to the granting of the proxy set forth in this Agreement are not irrevocable, and that any such proxies are hereby revoked.

(d)           The proxy and attorney-in-fact acting pursuant to this Section 4 agrees to vote for Ball or Lee or their nominee as a member of the three-person Board of Directors of the Corporation during for the period that this Agreement continues in effect.

(e)           Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with, and in consideration of, the issuance of Shares by the Corporation to the Shareholder and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement.  Each Shareholder hereby further affirms that this irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that the proxy and attorney-in-fact appointed pursuant to this Section 4 may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 722 OF THE UTAH REVISED BUSINESS CORPORATION ACT.

5.           Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to all of the Shares and GWO Interests owned by such Shareholder and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder’s successors and assigns.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Corporation or the acquisition of additional shares of the Corporation’s stock or other voting securities of the Corporation or GWO by such Shareholder after the date hereof, the number of Shares and GWO Interests subject to the terms of this Agreement shall be adjusted automatically as appropriate and this Agreement and the obligations hereunder shall attach automatically to any such additional shares of the Corporation’s stock or other voting securities of the Corporation or GWO issued to or acquired by such Shareholder.

6.           Further Assurances. Each Shareholder shall, upon request of the Corporation, execute and deliver such additional documents and take such further actions as may reasonably be deemed by the Corporation to be necessary or desirable to carry out the provisions hereof and to vest the power to vote Shares as contemplated by Section 4 in the attorney-in-fact described therein.

7.           Call Option.

(a)           Grant of the Call Option for the Shares.  Each Shareholder hereby grants to ActiveCare the option and right, and not the obligation, to cause such Shareholder to sell to ActiveCare all (and not less than all) of the Shares held by such Shareholder upon the terms and conditions set forth in this Section 7 (the “Call Option”).  The purchase price for such Shares shall be $0.10 per Share. The Call Option shall be exercisable by ActiveCare at any time and from time to time following the date hereof (the “Call Option Exercise Period”).

(b)           Grant of the Call Option for the GWO Interests.  Ball and Lee each hereby grants to ActiveCare the option and right, and not the obligation, to cause such Shareholder to sell to ActiveCare all (and not less than all) of the GWO Interests held by such Shareholder upon the terms and conditions set forth in this Section 7 (the “GWO Call Option”).  The purchase price for all GWO Interests held by each such Shareholder shall be $1.00. The GWO Call Option shall be exercisable by ActiveCare at any time and from time to time during the Call Exercise Period.

(c)           Call Option Procedure. If at any time during the Call Option Exercise Period, ActiveCare elects to exercise its Call Option or the GWO Call Option, ActiveCare shall exercise the Call Option by providing written notice to the Shareholder whose Shares or GWO Interests ActiveCare intends to purchase (the “Call Option Notice”) during the Option Exercise Period. The Call Option Notice shall constitute an irrevocable election by Company to exercise the Call Option.  The purchase price shall be paid by ActiveCare’s certified check or bank cashier’s check to the Shareholder on the date specified by the Call Option Notice as the closing date.

8.           Transfer Restriction.  Except as otherwise provided herein, the Shareholders may not sell, transfer or otherwise dispose of all or any portion of their Shares or GWO Interests (whether now owned or hereafter acquired).  Any attempted or purported transfer or disposition of any of the Shares or GWO Interests by a Shareholder that is not in conformity with the terms, conditions and provisions of this Agreement shall be null and void, and shall have no force or effect whatsoever.

9.           Certain Transfers or Dispositions of Shares by Shareholders.

(a)           Death.  In the event of a Shareholder’s death, unless otherwise agreed by the Shareholder and ActiveCare in writing, ActiveCare shall purchase all of the Shares and GWO Interests then owned by Shareholder on the date of his death, and Shareholder’s estate, personal representative, surviving spouse or heirs shall sell and transfer all of such Shares and GWO Interests to ActiveCare as provided below.  Any options for the purchase of ActiveCare shares by the deceased Shareholder shall terminate.

(i)           Immediate Shift of Voting Control upon Death; Termination of Voting Agreement.  Immediately upon the death of a Shareholder, Section 2 of this Agreement shall automatically be terminated and become of no further force or effect and ActiveCare shall become entitled to vote one hundred percent (100%) of the deceased Shareholder’s Shares and GWO Interests, in ActiveCare’s sole and absolute discretion at any and all meetings of the shareholders, however called or noticed, and in any and all actions taken by written consent of the shareholders of the Corporation.

(ii)           Purchase of Shares.  Within sixty (60) days after the death of a Shareholder, ActiveCare shall purchase from the Shareholder’s estate, surviving spouse or heirs all of the Shares and GWO Interests that were owned by Shareholder on the date of his death (collectively, “Deceased Shareholder’s Securities”), and the Shareholder’s estate, personal representative, surviving spouse or heirs shall sell and transfer and take all actions necessary to sell and transfer such Securities to ActiveCare.  The purchase price for the Deceased Shareholder’s Securities shall be as provided under the Call Option (the “Purchase Price”).  ActiveCare shall have the right, in its sole discretion, to assign this right to purchase granted pursuant to this Section 9 to any other person or entity.

(b)           Disability or Authorized Leave of Absence.

(i)           Mandatory Purchase.

(A)           Disability.  In the event a Shareholder becomes Disabled, as defined below, unless otherwise agreed by ActiveCare in writing, ActiveCare shall purchase from such Shareholder or from his legal custodian, representative or guardian (the “Guardian”), and such Shareholder or his Guardian, as the case may be, shall promptly sell to ActiveCare, all of the Shareholder’s Shares and GWO Interests.

(B)           Definition of Disability.  For purposes of this Section 9(b), “Disabled” and “Disability” shall be deemed to mean that, in the judgment of a licensed physician in the State of Utah selected by ActiveCare, subject to a Shareholder’s or his Guardian’s reasonable approval, a Shareholder is unable to perform his regular and customary job functions because of a physical or mental impairment or if a Shareholder has been unable to perform his regular and customary job functions for more than ninety (90) consecutive days or more than one hundred twenty (120) days during any twelve (12) month period for any reason whatsoever.  The determination by said physician shall be binding and conclusive on the parties for all purposes.

(C)           Sale and Closing.  Unless otherwise agreed by ActiveCare in writing, in the event a Shareholder does not return to full time employment with the Corporation within the period of any leave previously agreed to by the Corporation, ActiveCare may purchase from such Shareholder or Guardian within sixty (60) days after the expiration of such leave, and such Shareholder or his Guardian shall sell to ActiveCare, all of such Shareholder’s Shares.  The purchase price for such Shares and GWO Interests shall be the Purchase Price established under Section 9(a), above.  ActiveCare shall have the right, in its sole discretion, to assign this right to purchase granted pursuant to this Section 9 to any other person or entity.

(c)           Divorce.

(i)           Shareholder’s Divorce.  In the event of the divorce, dissolution, separate maintenance or the entry of a decree of separation (each, a “Divorce Action”) between a Shareholder and a Shareholder’s former spouse (“Former Spouse”), the Parties agree that (a) any instrument or agreement relating to the Divorce Action shall include provisions whereby such Shareholder, without regard to fault in such Divorce Action, shall purchase from his Former Spouse within twenty (20) days after the finalization of the Divorce Action, and (b) such Former Spouse shall sell any and all Shares and GWO Interests that may be awarded to or otherwise be owned or controlled by such Former Spouse, as a result of such Divorce Action or otherwise (including any and all rights, titles and interests therein) to the Shareholder.  The purchase price for each Share and the GWO Interests sold or purchased pursuant to this Section 9(c) shall be the Purchase Price.

(ii)           Immediate Shift of Voting Control upon Filing of Divorce Action; Termination of Voting Agreement.  Immediately upon the filing of a Divorce Action against a Shareholder, Section 2 of this Agreement shall automatically be terminated and become of no further force or effect and ActiveCare shall become entitled to vote one hundred percent (100%) of the Shareholder’s Shares and GWO Interests, in ActiveCare’s sole and absolute discretion, at any and all meetings of the shareholders, however called or noticed, and in any and all actions taken by written consent of the shareholders.

(iii)           Divorce Call Option.  Notwithstanding Section 9(c)(i) hereof, in the event a Shareholder for any reason does not or is not able to purchase from his Former Spouse all of such Former Spouse’s Shares and GWO Interests as required hereunder ActiveCare shall have the option to call and purchase all, but not less than all, of the Shares and GWO Interests that are awarded to or otherwise held, owned or controlled by the Former Spouse of a Shareholder (the “Divorce Call Option”).  The Divorce Call Option will be exercisable by ActiveCare for as long as such Former Spouse holds, owns or controls or has any rights, titles or interests in or to any of the Shares or GWO Interests.  The purchase price for any Shares and GWO Interests purchased by ActiveCare pursuant to the Divorce Call Option shall be the Purchase Price, which shall be paid within sixty (60) days of the date of notice of ActiveCare’s exercise of its option hereunder.

(d)           Execution by Spouse.  The spouse of each Shareholder is executing this Agreement for the purpose of acknowledging and agreeing to this Section 9.  By executing this Agreement, each Shareholder’s spouse does hereby evidence her understanding of this Section 9, and does thereby acknowledge and agree to this Section 9 and each of the terms, conditions and provisions hereof.

10.           Termination.  This Agreement, and all rights and obligations of the parties hereunder, including without limitation, the proxy set forth in Section 4, shall continue until terminated upon the unanimous written consent of all of the Parties hereto; provided, however, that the Agreement shall terminate as to a Shareholder, at such time as he shall have transferred his Shares in exercise of the Option granted to him by ActiveCare to acquire common stock of Active Care, or shall have disposed of such Shares pursuant to the terms of this Agreement.  If this Agreement and the rights and obligations of the Parties hereunder are not earlier terminated, then such rights and obligations, including without limitation, the proxy set forth in Section 4, shall terminate on September 30, 2032.

11.           Legends.  Each certificate representing Shares, whether now held or hereafter acquired, shall be endorsed by the Corporation with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT AND IRREVOCABLE PROXY, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION AND IS AVAILABLE UPON REQUEST, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH VOTING AGREEMENT AND IRREVOCABLE PROXY. ANY ATTEMPTED SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND PROXY SHALL BE VOID AND OF NO FORCE AND EFFECT.”

12.           Miscellaneous.

(a)           This Agreement may be executed (whether by electronic signature or otherwise) in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall be considered one and the same instrument.

(b)           This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to the principles of conflicts of laws thereof.

(d)           Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Shareholders without the prior written consent of the Corporation. Any assignment in violation of the foregoing shall be null and void and of no force or effect whatsoever. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(e)           Each Shareholder hereby acknowledges and agrees that irreparable damage would occur and that the Shareholders, ActiveCare, and the Corporation would not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached.  Each Shareholder further acknowledges and agrees that ActiveCare and the Corporation shall each be entitled to an injunction or injunctions to prevent breaches by such Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(f)           If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(g)           Any term or provision of this Agreement may be waived by the party entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement, if, as to any party, it is duly authorized in writing by such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any such other breach.

(h)           No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

(i)           By executing this Agreement, each of the undersigned revokes all proxies previously given by such Shareholder with respect to all of his or her shares of capital stock in the Corporation and with respect to the matters covered herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation and the Shareholders have executed this Voting Agreement and Irrevocable Proxy effective as of September 1, 2012.  Additional Shareholders may become parties to this Voting Agreement and Irrevocable Proxy by executing Counterpart Signature Pages referencing their agreement to be bound by the terms of this Voting Agreement and Irrevocable Proxy, with dates later than the date other parties so agreed.  Notwithstanding such later dates, the date of this Voting Agreement and Irrevocable Proxy shall be referred to as September 1, 2012.

CORPORATION:
GWire Corporation

By:
Name:
Title:

Andrew Ball

[Mrs. Ball]

David Lee

[Mrs. Lee]

ActiveCare, Inc., a Delaware corporation

By: David G. Derrick, President

VOTING AGREEMENT AND IRREVOCABLE PROXY

Shareholder Counterpart Signature Page

The undersigned Shareholder hereby revokes all proxies previously given by such Shareholder with respect to all of his or her shares of capital stock in GWire Corporation, a Utah corporation.

The undersigned Shareholder waives his or her right to cancel this Voting Agreement and Irrevocable Proxy at any time during the time period described herein.

The undersigned Shareholder acknowledges that the irrevocable proxy made herein is coupled with an interest, because the undersigned Shareholder is party to a voting agreement created under Section 731 of the Utah Revised Business Corporation Act.

IN WITNESS WHEREOF, I have executed this Voting Agreement and Irrevocable Proxy on November 1, 2012.

_____________________________
Shareholder

_____________________________
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